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                                                                    EXHIBIT 10.4
                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT is made as of September 1, 1999 (the "Effective Date"), by and between ESG RE Limited, a Bermuda corporation (the "Corporation"), and John C Head III ("Executive").

         The Corporation, on behalf of itself and its shareholders, wishes to retain Executive as an integral part of the management of the Corporation.

         IT IS, THEREFORE, AGREED:

1. TERM OF AGREEMENT. This Agreement shall be effective as of the Effective Date, and shall continue until December 31, 2000, unless earlier terminated pursuant to Section 6 or extended pursuant to the next sentences (the "Employment Period"). The Employment Period shall be extended automatically without further action by either party for additional periods of one (1) year each, unless at least 180 days prior to the scheduled end of the Employment Period, the Corporation or Executive shall notify the other in writing of its or his intention not to renew the Agreement by August 13, 2000, with respect to the first extension, and by each June 30th, with respect to each extension thereafter, in which case the Agreement shall terminate at the end of the Employment Period. Notwithstanding any of the above, the Employment Period may not be terminated during the pendency of any agreed- upon or threatened Change of Control.

2. EMPLOYMENT. The Corporation hereby agrees to continue Executive in its employ for the Employment Period.

3.                         POSITION AND DUTIES.

B. As of the date hereof, Executive is employed, and during the Employment Period Executive shall continue to be employed as Chief Executive Officer of the Corporation, and reports and shall continue to report to the Board of Directors of the Corporation (the "Board"). Executive shall perform those duties and responsibilities inherent in such position, including such duties as the Board shall assign. Such duties shall be performed substantially outside of the U.S. Executive agrees to devote such portion (which both Executive and the Corporation agree shall be less than 100%) of his business time, effort, attention, energies and skills to the business and interests of the Corporation as are necessary for the operation of the Corporation. During the Employment Period, Executive's position (including status,


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offices, titles and reporting requirements), authority, duties and responsibilities shall be consistent with those of the Chief Executive Officer of a publicly traded corporation, and the Corporation agrees that no individual will serve in a capacity or with a title superior to that of Executive, and that Executive shall report directly and exclusively to the Board.

C. Excluding periods of vacation, sick leave and Disability (as hereinafter defined) to which Executive is entitled, Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Corporation and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. Executive may pursue other business activities, in any capacity whatsoever, as long as the pursuit of such activities does not violate this Agreement or Executive's fiduciary obligations to the Corporation. It is expressly understood and agreed that to the extent that any such activities have been conducted by Executive prior to a Change in Control (as hereinafter defined), the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Change in Control shall not thereafter be deemed to interfere with the performance of Executive's responsibilities to the Corporation.

1.                         COMPENSATION.

D. BASE SALARY. (i) During the Employment Period, as consideration for services rendered, the Corporation shall pay to Executive a base salary at an annual rate of one dollar ($1) for each year of the Employment Period, as adjusted as described in the following sentence ("Base Salary"). During the Employment Period, Base Salary shall be reviewed by the Board (or the Compensation Committee thereof) at least annually and may be increased at the discretion of the Board or the Compensation Committee. Any increase in Base Salary shall not serve to limit or reduce any other obligation to Executive under this Agreement. Executive's Base Salary may not be reduced after any such increase.

E. STOCK OPTIONS/RESTRICTED STOCK. As of the Effective Date, Executive shall receive an option award (the "Option") exercisable with respect to 350,000 shares of Corporation common stock under the Corporation's 1997 Stock Option Plan (the "Option Plan"). The Option shall be fully vested and immediately exercisable as of the date of grant, at an exercise price of (i) $5 7/16ths per share. The Option shall have a term of (10) years (irrespective of any continued association with the Corporation) from the date of grant and shall have "reload" features. In addition, as of the Effective Date, Executive shall receive, for no cash consideration, an award of 350,000 shares of restricted stock (the "Restricted Stock"). The Restricted Stock shall vest in equal 25% installments on June 1st of each of the first four years following the Effective Date as long as Executive is an officer or director of the


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Corporation on such dates. Upon a Change in Control of the Corporation, all restrictions on any unvested Restricted Stock shall lapse immediately.

F. BONUS AND INCENTIVE PROGRAMS. Executive shall receive an annual bonus in respect of the first fiscal year of the Corporation (a "Fiscal Year") ending during the Employment Period (i.e., the fiscal year ended December 31, 1999) in the amount of one dollar ($1), and for each fiscal year thereafter ending during the Employment Period, in such amount as shall be determined by the Board or by the Compensation Committee of the Board. In addition to the Base Salary and bonus payable as hereinabove provided, Executive shall be entitled to participate during the Employment Period in all incentive programs applicable to other key executives of the Corporation.

G. WELFARE BENEFIT AND RETIREMENT PLANS. During the Employment Period, Executive and/or Executive's family, as the case may be, shall be provided with and shall receive employee benefits including, but not limited to, medical, dental, prescription, savings, pension and retirement plans, which are generally offered to all senior executives of the Corporation. In addition, Executive shall be provided with life insurance coverage in the amount of no less than $10,000,000, and disability insurance that will provide Executive, in the event of his disability, with an annual minimum payment of $500,000, subject to a total premium limitation of $125,000 per year. In lieu of such welfare benefit and retirement plan participation, Executive may elect, at his option, instead to receive a cash payment equal to the value of such benefits for each year of the Employment Period. Regardless of the Base Salary Executive actually receives in any year of the Employment Period, his participation in any employee benefit plans offered by the Corporation shall be based on a notional Base Salary of $400,000 per year.

H. OFFICE AND SUPPORT STAFF. During the Employment Period, Executive shall be entitled to an office and secretarial and other assistance outside of the United States consistent with his position.

I. EXPENSES. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in the performance of his duties hereunder.

J. VACATION. During the Employment Period, Executive shall be entitled to the same annual vacation time provided to other senior executives of the Corporation.

1. CHANGE OF CONTROL. For the purpose of this Agreement, a "Change of Control" shall be deemed to have taken place if:


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K.                                Individuals who, on the date hereof,
constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; PROVIDED, HOWEVER, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

L. Any "Person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (an "Acquiring Person") is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities eligible to vote for the election of the Board (the "Voting Securities"); PROVIDED, HOWEVER, that the event described in this paragraph (B) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Corporation or any subsidiary of the Corporation in which the Corporation owns more than 50% of the combined voting power of such entity (a "Subsidiary"), (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary,
(iii) by any underwriter temporarily holding the Corporation's Voting Securities pursuant to an offering of such Voting Securities, (iv) pursuant to a Non-Qualifying Transaction (as defined in paragraph C immediately below), or (v) pursuant to any acquisition by Executive or any group of persons including Executive (or any entity controlled by Executive or any group of Persons including Executive); Notwithstanding the foregoing, if any Person who would otherwise be an Acquiring Person has acquired from Executive or from any group of Persons including Executive (or from any entity controlled by the Executive or by any group of Persons including Executive), after the date of this Agreement, Voting Securities of the Corporation constituting 5% or more of the combined voting power of the Corporation's then outstanding Voting Securities, then no Change of Control shall be deemed to have occurred under this Section 5B unless or until such Acquiring Person is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding Voting Securities.

M. The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation or any of its Subsidiaries that requires the approval of the Corporation's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business


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Combination"), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Corporation's Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Corporation's Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Corporation's Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a "Non-Qualifying Transaction");

N. A sale of all or substantially all of the Corporation's assets;

O. The stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation; or

P.                                Such other events as the Board may designate.

         Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Corporation's Voting Securities as a result of the acquisition of the Corporation's Voting Securities by the Corporation which reduces the number of the Corporation's Voting Securities outstanding; PROVIDED, THAT if after such acquisition by the Corporation such person becomes the beneficial owner of additional Voting Securities of the Corporation that increases the percentage of outstanding Voting Securities of the Corporation beneficially owned by such person, a Change in Control of the Corporation shall then occur.

1. TERMINATION. This Agreement shall terminate under the following circumstances:


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B.                                DEATH OR DISABILITY. This Agreement and the
Employment Period shall terminate automatically upon Executive's death. The Corporation may terminate this Agreement, after having established Executive's Disability (pursuant to the definition of "Disability" set forth below), by giving to Executive written notice of its intention to terminate Executive's employment. In such a case, Executive's employment with the Corporation shall terminate effective on the 180th day after receipt of such notice (the "Disability Effective Date"), provided that, within 180 days after such receipt, Executive shall not have returned to full performance of Executive's duties. For purposes of this Agreement, "Disability" means personal injury, illness or other cause which, after the expiration of not less than 180 days after its commencement, renders Executive unable to perform his duties with substantially the same level of quality as immediately prior to such incident and such disability is determined to be total and permanent by a physician selected by the Corporation or its insurers and acceptable to Executive or Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

C. WITH OR WITHOUT CAUSE. The Corporation may terminate Executive's employment with or without "Cause." The Employment Period shall immediately end upon a termination by the Corporation with Cause. For purposes of this Agreement, "Cause" means (i) the willful and continued failure of Executive to perform substantially his duties with the Corporation (other than any such failure resulting from Executive's incapacity due to physical or mental illness or any such failure subsequent to Executive being delivered a Notice of Termination without Cause by the Corporation or delivering a Notice of Termination for Good Reason to the Corporation) after a written demand for substantial performance is delivered to Executive by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive's duties and Executive has failed to cure such failure to the reasonable satisfaction of the Board within ninety (90) days of his receipt of such demand, (ii) the willful engaging by Executive in gross misconduct which is demonstrably and materially injurious to the Corporation or its affiliates, or (iii) Executive's conviction (which conviction is no longer appealable) of, or pleading guilty to, a felony involving moral turpitude or the property of the Corporation. For purpose of this paragraph B, no act or failure to act by Executive shall be considered "willful" unless done or omitted to be done by Executive in bad faith and without reasonable belief that Executive's action or omission was in the best interests of the Corporation or its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Corporation. Cause shall not exist unless and until the Corporation has delivered to Executive, along with the Notice of Termination for Cause, a copy of a resolution duly adopted by three-quarters (3/4) of the entire Board (excluding Executive if Executive is a Board member) at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel,


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to be heard before the Board), finding that in the good faith opinion of the
Board an event set forth in clauses (i) and (ii) above has occurred and specifying the particulars thereof in detail. The Board must notify Executive of any event constituting Cause within ninety (90) days following the Board's knowledge of its existence or such event shall not constitute Cause under this Agreement.

D. WITH OR WITHOUT GOOD REASON. Executive's employment may be terminated by Executive with or without Good Reason. The Employment Period shall immediately end upon a termination by Executive with or without Good Reason. For purposes of this Agreement, "Good Reason" means:

(1) (a) any change in the duties or responsibilities (including reporting responsibilities) of Executive that is inconsistent in any material and adverse respect with Executive's position(s), duties, responsibilities or status with the Corporation immediately prior to the Effective Date or at any time thereafter (including any material and adverse diminution of such duties or responsibilities), or (b) a material and adverse change in Executive's titles or offices (including his position as Chief Executive Officer) with the Corporation;

(2) any failure by the Corporation to comply with any of the provisions of Section 4 of this Agreement;

(3) any purported termination by the Corporation of Executive's employment otherwise than as permitted by this Agreement, it being understood that any such purported termination shall not be effective for any purpose of this Agreement; or

(4) any failure by the Corporation to comply with and satisfy Section 11C of this Agreement by causing any successor to the Corporation to expressly assume and agree to perform this Agreement with Executive, to the full extent set forth in said Section 11C;

provided that a termination by Executive with Good Reason shall be effective only if, within thirty (30) days following the delivery of a Notice of Termination for Good Reason by Executive to the Corporation, the Corporation has failed to cure the circumstances giving rise to Good Reason to the reasonable satisfaction of Executive. For purposes of this Section 6C, a good faith determination made by Executive that a "Good Reason" for termination has occurred, and has not been adequately cured, shall be conclusive and binding.

A. EXPIRATION OF THE EMPLOYMENT PERIOD. This Agreement shall terminate upon the expiration of the Employment Period due to the Corporation's giving to Executive a notice of intention not to extend the Employment Period in accordance with Section 1.


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A.                                NOTICE OF TERMINATION. Any termination by the
Corporation with or without Cause or by Executive with or without Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12E of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) if the termination date is other than the date of receipt of such notice, specifies the proposed termination date.

1.                         OBLIGATIONS OF THE CORPORATION UPON TERMINATION.

A. DEATH. If Executive's employment is terminated by reason of Executive's death, this Agreement shall terminate without further obligations to Executive's legal representatives, other than (i) those death benefits provided by the Corporation to which Executive is entitled at the date of Executive's death, and (ii) a pro-rata Bonus for the Fiscal Year in which such death occurs equal to the product of X * Y (such product referred to below as the "Pro-Rata Bonus"), where:

                                    X =     the greater of (a) the largest
                                            Bonus paid to Executive in the two
                                            years preceding the date of
                                            termination, (b) the Bonus which
                                            would have been paid to Executive in
                                            respect of the calendar year in
                                            which termination occurs if the
                                            Corporation attained its budgeted
                                            financial performance for such year,
                                            as reasonably determined by the
                                            Compensation Committee of the Board,
                                            and (c) $500,000 (the "Highest
                                            Bonus"); and

                                                            Y =     the number
                                            of days elapsed in such year
                                            preceding the date of termination
                                            divided by 365.

A. DISABILITY. If Executive's employment is terminated by reason of Executive's Disability, this Agreement shall terminate on the Disability Effective Date without further obligations to Executive, other than (i) those benefits provided by the Corporation to which Executive is entitled as of the Disability Effective Date, and (ii) the Pro-Rata Bonus.

A. CAUSE OR WITHOUT GOOD REASON. If Executive's employment shall be terminated (i) by the Corporation with Cause, or (ii) by Executive without Good Reason, the Corporation shall pay Executive his Base Salary through the


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date of termination and shall have no further obligations to Executive under this Agreement.

A. WITHOUT CAUSE OR WITH GOOD REASON. If Executive's employment shall be terminated (i) by the Corporation without Cause or (ii) by Executive with Good Reason, the Corporation shall pay to Executive in a lump sum in cash within three (3) days after the date of termination the aggregate of the following amounts:

                            a.    to the extent not theretofore paid,
                                  Executive's Base Salary through the date of termination plus any Bonus amounts which have become payable and any accrued vacation pay;

                                                     b.       a Pro-Rata Bonus
                                  for the Fiscal Year in which the date of termination occurs;

                                                     c.       Executive's Base
                                  Salary for the greater of: (x) the remainder of the Employment Period, and (y) one (1) year;

                            d. the Highest Bonus for the greater of: (x) the remainder of the Employment Period, and (y) one (1) year;

                                                     e.       the present lump
                                  sum value of benefits which would have accrued under any qualified and nonqualified retirement plan of the Corporation in which Executive participates or could participate at the date of termination, had Executive remained employed for the remainder of the Employment Period, assuming that Executive would have continued for such period to earn a Base Salary at the rate of $400,000 per year at the date of termination and be paid the Highest Bonus on each date during such period that the Bonus typically had been paid prior to the date of termination.

A. CHANGE IN CONTROL. If Executive's employment terminates or is terminated for any reason whatsoever (including, without limitation, Executive resignation without Good Reason) in connection with a Change in Control (it being understood that any termination of such employment within ninety (90) days prior to or three hundred sixty (360) days following a Change in Control shall be deemed to be a termination in connection with a Change in Control), Executive shall receive the payments described in Section 7D, as well as an additional lump sum cash payment of


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five million eight hundred thousand dollars ($5,800,000) paid within three (3)
days following such termination.

         In addition, upon a termination or resignation of Executive in accordance with Section 7D or E, the Corporation shall continue to provide welfare benefits to Executive and his family for the remainder of the Employment Period at least equal to those which were being provided to them in accordance with Section 4D at any time within the six-month period ending on the date of termination, or shall allow Executive to elect instead to receive a lump sum cash payment equal to the value of such welfare benefits. If Executive elects to continue plan participation for the remainder of the Employment Period, to the extent that the benefits provided for in this Section 7E are not permissible after termination of employment under the terms of the benefit plans of the Corporation then in effect, the Corporation shall pay to Executive in a lump sum in cash within thirty (30) days after the date of termination an amount equal to the after-tax cost to Executive of acquiring on a non-group basis, for the remainder of the Employment Period, those benefits lost to Executive and/or Executive's family as a result of Executive's termination.

1. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Corporation or any of its affiliated companies and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any stock option or other agreements with the Corporation or any of its affiliated companies. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan or program of the Corporation or any of its affiliated companies at or subsequent to the date on which Executive's employment is terminated shall be payable in accordance with such plan or program. Anything herein to the contrary notwithstanding, if Executive becomes entitled to payments pursuant to Section 7D or E hereof, the Executive agrees to waive payments under any severance plan or program of the Corporation.


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1.                         NONDISCLOSURE; NONSOLICITATION.

B. Executive shall not, without the Corporation's prior written consent, disclose or use any non-public confidential information of or relating to the Corporation, whether disclosed to or learned by Executive during the course of his employment or otherwise, so long as such information is not publicly known or available, except for such disclosures as are required by law or in connection with Executive's performance of services to the Corporation hereunder. Executive further agrees that he shall not make any statements at any time that disparage the reputation of the Corporation or any of its affiliates. For purposes of this Section 9, the term "affiliate" of the Corporation includes the Board, any and all Committees of the Board (the "Committees") and any and all individual members of either the Board or any of the Committees, in their capacity as such, and any employee or officer of the Corporation.

C. Executive hereby covenants and agrees that, during the Employment Period, he shall not attempt to influence, persuade or induce, or assist any other person in so influencing, persuading or inducing, any employee or customer of the Corporation to give up, or to not commence, employment or a business relationship with the Corporation.

D. Executive acknowledges and agrees that the remedy at law available to the Corporation for breach of any of his obligations under Section 9A or B of this Agreement would be inadequate, and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Corporation may have at law, in equity or under this Agreement, upon adequate proof of his violation of any provision of Section 9 of this Agreement, the Corporation shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

E. Executive acknowledges and agrees that the covenants set forth in Section 9A and B of this Agreement are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

1.                         CERTAIN ADDITIONAL PAYMENTS BY THE CORPORATION.


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F.                                If it is determined (as hereafter provided)
that any payment or distribution by the Corporation to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then Executive will be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

G. Subject to the provisions of Section 10F hereof, all determinations required to be made under this Section 10, including whether an Excise Tax is payable by Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, will be made by a firm of certified public accountants nationally recognized in the United States (the "Accounting Firm") selected by Executive in his sole discretion. Executive will direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Corporation and Executive within 15 calendar days after the date of the Change in Control or the date of Executive's termination of employment, if applicable, and any other such time or times as may be requested by the Corporation or Executive. If the Accounting Firm determines that any Excise Tax is payable by Executive, the Corporation will pay the required Gross-Up Payment to Executive within five business days after receipt of such determination and calculations. If the Accounting Firm determines that no Excise Tax is payable by Executive, it will, at the same time as it makes such determination, furnish Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment will be binding upon the Corporation and Executive. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts or fails to pursue its remedies pursuant to Section 10F hereof and Executive thereafter is required to make a payment of any Excise Tax, Executive will direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and


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detailed supporting calculations to both the Corporation and Executive as promptly as possible. Any such Underpayment will be promptly paid by the Corporation to, or for the benefit of, Executive within five business days after receipt of such determination and calculations.

H. The Corporation and Executive will each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Corporation or Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by Section 10B hereof.

I. The federal, state and local income or other tax returns filed by Executive will be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by Executive. Executive will make proper payment of the amount of any Excise Tax. If prior to the filing of Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, Executive will within five business days pay to the Corporation the amount of such reduction.

J. The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Sections 10B and D hereof will be borne by the Corporation. If such fees and expenses are initially advanced by Executive, the Corporation will reimburse Executive the full amount of such fees and expenses within five business days after receipt from Executive of a statement therefor and reasonable evidence of his payment thereof.

K. Executive will notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of a Gross-Up Payment. Such notification will be given as promptly as practicable but no later than 10 business days after Executive actually receives notice of such claim and Executive will further apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by Executive). Executive will not pay such claim prior to the earlier of (i) the expiration of the 30-calendar-day period following the date on which he gives such notice to the Corporation and (ii) the date that any payment of amounts with respect to such claim is due. If the Corporation notifies Executive in writing prior to the expiration of such period that it wishes to contest such claim, Executive will:

(1) provide the Corporation with any written records or documents in his possession relating to such claim reasonably requested by the Corporation;

(2) take such action in connection with contesting such claim as the Corporation will reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Corporation;

(3) cooperate with the Corporation in good faith in order effectively to contest such claim; and

(4) permit the Corporation to participate in any proceedings relating to such claim;

                           PROVIDED, HOWEVER, that the Corporation will bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and will indemnify and hold harmless Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 10F, the Corporation will control all proceedings taken in connection with the contest of any claim contemplated by this Section 10F and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided that Executive may participate therein at his own cost and expense) and may, at its option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation will determine; provided, however, that if the Corporation directs Executive to pay the tax claimed and sue for a refund, the Corporation will advance the amount of such payment to Executive on an interest-free basis and will indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance; and PROVIDED FURTHER, HOWEVER, that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of any such contested claim will be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

A. If, after the receipt by Executive of an amount advanced by the Corporation pursuant to Section 10F hereof, Executive receives any refund with respect to such claim, Executive will (subject to the Corporation's complying with the requirements of Section 10F hereof) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Corporation pursuant to
Section 10F hereof, a determination is made that Executive will not be entitled to any refund with respect to such claim and the Corporation does not notify Executive in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid pursuant to this Section 10.

1.                         SUCCESSORS.

A. This Agreement is personal to Executive and without the prior written consent of the Corporation shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

A. This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors.

A. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. As used in this Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

1.                         MISCELLANEOUS.

A. This Agreement shall be governed by and construed in accordance with the laws of Bermuda without reference to principles of conflict of laws. The parties hereto agree that exclusive jurisdiction of any dispute regarding this Agreement shall be the courts located in New York, New York. The Corporation shall directly pay the fees and expenses of counsel and other experts retained by Executive in enforcing this Agreement, as they may be incurred, provided that Executive shall be required to reimburse the Corporation for any amounts so paid unless at least one matter in dispute is decided in favor of Executive.

A. In the event of any termination of Executive's employment hereunder, Executive shall be under no obligation to seek other employment or otherwise mitigate the obligations of the Corporation under this Agreement, and there shall be no offset against amounts due Executive under this Agreement on account of amounts purportedly owing by Executive to the Corporation. Any amounts due to Executive under this Agreement upon termination of employment are considered to be reasonable by the Corporation and are not in the nature of a penalty.

A. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

A. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

A. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by facsimile or nationally recognized overnight courier service, addressed as follows:

                                       If to Executive:
---------------------------------------------------------

                                       John C Head III
                                       1330 Avenue of the Americas - 12th Floor
                                       New York, NY 10619-5402
                                       Facsimile: 212-315-0520

                                       If to the Corporation:
-------------------------------------------------------------
                                       ESG RE Limited
                                       c/o European Specialty Insurance
                                                (Ireland) Limited
                                       2nd Floor
                                       12/13 Exchange Place
                                       IFSC Dublin 1, Ireland
                                       Attention: General Counsel
                                       Facsimile: 353-1-675-0240

                        or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

A. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

A. The Corporation may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

A. This Agreement contains the entire understanding of the Corporation and Executive with respect to the subject matter hereof.

         IN WITNESS WHEREOF, Executive has hereunto set his hand and the Corporation has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                                        John C Head III

                                                 ESG RE Limited

                                                 By:
                                                    ------------------------
                                                 Title:
                                                       ------------------------